UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

Preferred Apartment Communities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 30, 2012, the Company satisfied the escrow conditions on its continuous public offering of a minimum of 2,000 and a maximum of 150,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one detachable warrant to purchase 20 shares of the Company’s common stock. As of March 30, 2012, the Company accepted subscription funds in excess of $2.0 million and issued 2,155 shares of Series A Redeemable Preferred Stock and 2,155 warrants to its new Series A Redeemable Preferred Stock stockholders. The Company intends to issue the press release attached hereto as Exhibit 99.1 and is incorporated by reference herein announcing the escrow break.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued April 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC.
(Registrant)

Date: April 2, 2012	By:	/s/ John A. Williams
John A. Williams
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued April 2, 2012